UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549



FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of The Securities Exchange Act of
1934

Report for Event:   December 10, 1996



PETROUNION, INC.
(Exact name of registrant as specified in its charter)


Colorado              0-20760             84-1091986
(State or other     (Commission         (IRS Employer
jurisdiction of      File No.)           Identification No.)
incorporation)

123 Main Street, Suite 300, Evansville, Indiana   47708
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:
(812) 424-6745


Not applicable
(Former name and address)

Item 6.  Resignations of Registrant's Directors.

     On December 10, 1996, Parvin E. Day and William E. Will resigned as directors of the Company. Mr. Will resigned as a result of the Company's total withdrawal from the coal industry which resulted from the bankruptcy of Green Coal Company during 1994. Mr. Day resigned as a result of his retirement due to recent medical problems. Copies of the resignations are attached as exhibits. No disagreements relating to the Registrant's operations, policies or practices were noted in the resignations. As a result of the resignations, there remains only one director on the Board of Directors, Richard D. Wedel. The vacancies can be filled at the next annual meeting of shareholders or by Mr. Wedel as the sole board member. However no action has been taken to date to appoint board members to fill the vacancies.


Item 7.  Financial Statements and Exhibits.

     Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as part of this Report.

     (c)  Exhibits.

     Pursuant to Item 601 of Regulation SB and Item 5 of Form
8-K, attached hereto as Exhibits 1 and 2 are the resignations of Parvin E. Day and William E. Will, respectively.



                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PETROUNION, INC.



Date:  December 13, 1996           By: /s/ Richard D. Wedel
                                        Richard D. Wedel
                                        Its: President